UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2006

FCStone Group, Inc.

(Exact name of Registrant as specified in its charter)

Iowa	000-51099	42-1091210
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, West Des Moines, Iowa	50266
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (515) 223-3756

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 13, 2006, FCStone Group, Inc. (the “Company”) received from Deloitte Financial Advisory Services LLP a valuation of the Company’s Common Stock for purposes of issuing stock options pursuant to the Company’s 2006 Equity Incentive Plan, valuing the Common Stock at $24.76 per share. In reliance upon such valuation and pursuant to the Plan, on June 13, 2006 the Compensation Committee of the Board of Directors of the Company granted options to purchase a total of 320,000 shares of Common Stock to executive officers and management employees of the Company and 80,000 shares of Common Stock to the directors of the Company. The exercise price for the stock options was set by the Compensation Committee at $24.76 per share.

On June 12, 2006, the Company filed with the Securities and Exchange Commission a registration statement on Form S-8 relating to the Plan. Included as exhibits to the Form S-8 are forms of Non-Qualified Stock Option Agreements which were used with respect to the foregoing grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2006

FCSTONE GROUP, INC.
(Registrant)

By:	/s/ Paul G. Anderson
Paul G. Anderson
Chief Executive Officer